                                                                   Exhibit 99(b)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1995

                                       OR

            [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Commission file number   1-6959


                            _______________________

                             MND HOSPITALITY, INC.
                            THRIFT AND SAVINGS PLAN
                            _______________________


                      MITCHELL ENERGY & DEVELOPMENT CORP.
            (Name of issuer of securities held pursuant to the Plan)


                P. O. Box 4000, The Woodlands, Texas 77387-4000
           (Address of Plan and principal executive office of issuer)

                             MND Hospitality, Inc.
                            Thrift and Savings Plan


                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                   Page
                                                                                                   ----
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

Statement of Net Assets Available for Plan Benefits with Fund Information
   January 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
   January 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

Statement of Changes in Net Assets Available for
   Plan Benefits with Fund Information for the Year Ended
     January 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     January 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

Notes to Financial Statements--January 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . .      7

Schedule I--Schedule of Assets Held for
   Investment Purposes at January 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . .     11

Schedule II--Schedule of Reportable Transactions
   for the Year Ended January 31, 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Administrative Committee of the
   MND Hospitality, Inc. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan as of January 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan at January 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1995 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                                        ARTHUR ANDERSEN LLP

Houston, Texas
May 19, 1995

                             MND Hospitality, Inc.
                            Thrift and Savings Plan

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1995



                                                                                             Mutual Funds
                                                                         ----------------------------------------------------------
                                            MEDC                                                             Merrill
                                           Common          Fixed                                 Hancock      Lynch       Merrill
                                            Stock         Income           AIM      Franklin     Emerging     Basic        Lynch
                                            Fund           Fund           Value      Income       Growth      Value       Capital
                                          --------      ---------        -------    --------    ---------   ---------    ---------
Investments (at current value)
   MEDC Common Stock
     Class A  . . . . . . . . . . . .     $200,152       $      -        $   -       $  -         $  -        $    -       $    -
     Class B  . . . . . . . . . . . .      219,051              -            -          -            -             -            -
   Merrill Lynch Retirement
     Preservation Trust . . . . . . .          -          1,899,664          -          -            -             -            -
   Mutual funds . . . . . . . . . . .          -                -         14,415      1,610        7,765       235,882      334,571
   Participants loans . . . . . . . .          -                -            -          -            -             -            -
   Merrill Lynch CMA Money Fund . . .        9,642           19,511           36        -             47         2,023        1,076
                                          --------       ----------      -------     ------       ------      --------     --------
                                           428,845        1,919,175       14,451      1,610        7,812       237,905      335,647
Due from trustee  . . . . . . . . . .          282               89            7        -            -             192          157
Cash  . . . . . . . . . . . . . . . .        2,621            5,303           10        -             12           550          293
                                          --------       ----------      -------     ------       ------      --------     --------
Net assets available for
   plan benefits  . . . . . . . . . .     $431,748       $1,924,567      $14,468     $1,610       $7,824      $238,647     $336,097
                                          ========       ==========      =======     ======       ======      ========     ========

                                                             Mutual Funds
                                         -------------------------------------------------------
                                            Merrill                     Oppenheimer
                                             Lynch          New         Main Street
                                             Global         York          Income      Templeton      Loan
                                           Allocation     Venture        & Growth      Foreign       Fund          Total
                                         -------------   ---------     ------------   ----------    --------    ------------
Investments (at current value)
   MEDC Common Stock
     Class A  . . . . . . . . . . . .       $   -         $  -           $   -         $   -        $    -       $  200,152
     Class B  . . . . . . . . . . . .           -            -               -             -             -          219,051
   Merrill Lynch Retirement
     Preservation Trust . . . . . . .           -            -               -             -             -        1,899,664
   Mutual funds . . . . . . . . . . .        25,213        4,166          12,780        13,632           -          650,034
   Participants loans . . . . . . . .           -            -               -             -         207,636        207,636
   Merrill Lynch CMA Money Fund . . .         3,370          150              47            47           -           35,949
                                            -------       ------         -------       -------      --------     ----------
                                             28,583        4,316          12,827        13,679       207,636      3,212,486
Due from trustee  . . . . . . . . . .           211            7             -             -             -              945
Cash  . . . . . . . . . . . . . . . .           916           41              13            13           -            9,772
                                            -------       ------         -------       -------      --------     ----------
Net assets available for
   plan benefits  . . . . . . . . . .       $29,710       $4,364         $12,840       $13,692      $207,636     $3,223,203
                                            =======       ======         =======       =======      ========     ==========

__________________________________
The accompanying notes are an integral part of this statement.

                             MND Hospitality, Inc.
                            Thrift and Savings Plan

   STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                              AT JANUARY 31, 1994

                                                                                   Mutual Funds
                                                                       ------------------------------------
                                              MEDC                                   Merrill
                                             Common        Fixed                     Lynch       Merrill
                                             Stock        Income          AIM        Basic        Lynch
                                             Fund          Fund          Value       Value       Capital
                                         -----------    ----------     ---------  ----------   ------------
Investments (at current values)
  MEDC Common Stock
     Class A  . . . . . . . . . . . . . .   $203,363     $      -         $          $    -       $    -
     Class B  . . . . . . . . . . . . . .    228,814            -           -             -            -
  Merrill Lynch Retirement
     Preservation Trust   . . . . . . . .        -        1,259,229         -             -            -
  Group annuity contracts
     Allstate Insurance Company   . . . .        -          197,241         -             -            -
     Southwestern Life
       Insurance Company  . . . . . . . .        -          160,221         -             -            -
  Mutual funds  . . . . . . . . . . . . .        -              -           373       161,303      297,371
  Participant loans   . . . . . . . . . .        -              -           -             -            -
  Merrill Lynch CMA Money Fund  . . . . .        399          1,003         -          13,068            9
                                            --------     ----------       -----      --------     --------
Net assets available for
     plan benefits  . . . . . . . . . . .   $432,576     $1,617,694       $ 373      $174,371     $297,380
                                            ========     ==========       =====      ========     ========

                                                    Mutual Funds
                                               -----------------------
                                                 Merrill
                                                  Lynch         New
                                                 Global         York         Loan
                                               Allocation      Venture       Fund        Total
                                               ----------     --------    ---------    ----------
Investments (at current values)
  MEDC Common Stock
     Class A  . . . . . . . . . . . . . .        $  -           $          $    -      $  203,363
     Class B  . . . . . . . . . . . . . .           -             -             -         228,814
  Merrill Lynch Retirement
     Preservation Trust   . . . . . . . .           -             -             -       1,259,229
  Group annuity contracts
     Allstate Insurance Company   . . . .           -             -             -         197,241
     Southwestern Life
       Insurance Company  . . . . . . . .           -             -             -         160,221
  Mutual funds  . . . . . . . . . . . . .         4,761           342           -         464,150
  Participant loans   . . . . . . . . . .           -             -         123,160       123,160
  Merrill Lynch CMA Money Fund  . . . . .           -             -             -          14,479
                                                 ------         -----      --------    ----------
Net assets available for
     plan benefits  . . . . . . . . . . .        $4,761         $ 342      $123,160    $2,650,657
                                                 ======         =====      ========    ==========



__________________________________
The accompanying notes are an integral part of this statement.

                             MND Hospitality, Inc.
                            Thrift and Savings Plan
   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1995


                                                                                Mutual Funds
                                                                 --------------------------------------------------
                                        MEDC                                                             Merrill
                                       Common        Fixed                                   Hancock      Lynch
                                       Stock         Income          AIM       Franklin      Emerging     Basic
                                        Fund          Fund          Value       Income        Growth      Value
                                    ------------ --------------  -----------  ----------    ---------  ------------
Investment income
   Interest income  . . . . . . . .  $      772   $   114,888     $     -      $    -       $    -     $       -
   Mutual fund distributions  . . .         -             -             214          66            2        10,766
   Cash dividends . . . . . . . . .      10,660           -             -           -            -             -
                                     ----------   -----------     ---------    --------     --------   -----------
                                         11,432       114,888           214          66            2        10,766
Net appreciation
   (depreciation) of investments  .    (108,280)          -            (569)        (68)         358        (8,380)

Contributions
   Members  . . . . . . . . . . . .      63,718       203,166         6,740       1,330       11,019        43,689
   Company  . . . . . . . . . . . .      34,659       140,984         2,653         459          489        15,923
   Forfeitures utilized . . . . . .      (1,966)       (9,340)          (53)        -           (113)      (14,097)

Participants loans
   New loans made . . . . . . . . .     (19,707)      (87,768)       (5,006)        -         (4,540)      (12,181)
   Principal payments received  . .      13,304        41,690           151           6          270         5,397
   Loan administrative fees . . . .         (87)         (507)          -           -            -             (79)

Distributions to withdrawing
   members  . . . . . . . . . . . .     (52,258)     (120,246)       (1,002)       (122)         -          (6,072)

Transfers from Mitchell Energy &
   Development Corp. Thrift
   and Savings Plan . . . . . . . .      32,935         5,540           -           -            -          43,564

Interfund transfers . . . . . . . .      25,422        18,466        10,967         (61)         339       (14,254)
                                     ----------   -----------     ---------    --------     --------   -----------
Increase (decrease) in net assets .        (828)      306,873        14,095       1,610        7,824        64,276


Net assets available for plan
   benefits, beginning of year  . .     432,576     1,617,694           373         -            -         174,371
                                     ----------   -----------     ---------    --------     --------   -----------

Net assets available for plan
   benefits, end of year  . . . . .  $  431,748   $ 1,924,567     $  14,468    $  1,610     $  7,824   $   238,647
                                     ==========   ===========     =========    ========     ========   ===========




































                                          Mutual Funds
                                     --------------------------------------------------------------------
                                                   Merrill                     Oppenheimer
                                       Merrill      Lynch         New          Main Street
                                        Lynch       Global        York           Income       Templeton     Loan
                                       Capital    Allocation     Venture        & Growth       Foreign      Fund          Total
                                     -----------  -----------  ------------   -------------  -----------  ----------  -------------
Investment income
   Interest income  . . . . . . . .    $    -       $   -         $   -          $   -          $   -       $ 12,430     $  128,090
   Mutual fund distributions  . . .      25,532       1,114           154            271            631          -           38,750
   Cash dividends . . . . . . . . .         -           -             -              -              -            -           10,660
                                       --------     -------       -------        -------        -------     --------     ----------
                                         25,532       1,114           154            271            631       12,430        177,500
Net appreciation
   (depreciation) of investments. .     (26,357)     (2,023)         (366)          (817)        (1,496)         -         (147,998)

Contributions
   Members  . . . . . . . . . . . .      42,937      24,293         3,323          5,243          3,276          -          408,734
   Company  . . . . . . . . . . . .      23,663       5,582         1,503          1,456          1,322          -          228,693
   Forfeitures utilized . . . . . .      (1,733)       (172)         (379)           -              -            -          (27,853)

Participants loans
   New loans made . . . . . . . . .     (13,096)     (8,677)          (57)        (4,914)        (3,108)     159,054            -
   Principal payments received  . .       9,065       1,513            21            137             78      (71,632)           -
   Loan administrative fees . . . .         (79)        (48)          -              -              -            -             (800)

Distributions to withdrawing
   members  . . . . . . . . . . . .     (20,896)     (4,413)       (1,163)          (119)          (120)     (15,843)      (222,254)

Transfers from Mitchell Energy &
   Development Corp. Thrift
   and Savings Plan . . . . . . . .      51,476       4,998           -              -            5,114       12,897        156,524

Interfund transfers . . . . . . . .     (51,795)      2,782           986         11,583          7,995      (12,430)           -
                                       --------     -------       -------        -------        -------     --------     ----------

Increase (decrease) in net assets .      38,717      24,949         4,022         12,840         13,692       84,476        572,546


Net assets available for plan
   benefits, beginning of year  . .     297,380       4,761           342            -              -        123,160      2,650,657
                                       --------     -------       -------        -------        -------     --------     ----------

Net assets available for plan
   benefits, end of year  . . . . .    $336,097     $29,710       $ 4,364        $12,840        $13,692     $207,636     $3,223,203
                                       ========     =======       =======        =======        =======     ========     ==========


___________________________________
The accompanying notes are an integral part of this statement.

                             MND Hospitality, Inc.
                            Thrift and Savings Plan

   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND
                                  INFORMATION
                      FOR THE YEAR ENDED JANUARY 31, 1994



                                                                             Mutual Funds
                                                                       ----------------------
                                             MEDC                                   Merrill
                                            Common       Fixed                       Lynch
                                             Stock       Income          AIM         Basic
                                             Fund        Fund           Value        Value
                                          -----------   ----------     ---------   -----------
Investment income
   Interest income  . . . . . . . . . . .  $     343    $  104,379       $ -       $     -
   Mutual fund distributions  . . . . . .        -             -           -           8,705
   Cash dividends . . . . . . . . . . . .      9,262           -           -             -
                                            --------    ----------        ----      --------
                                               9,605       104,379         -           8,705

Net appreciation of investments . . . . .     88,861           -            20        18,322

Contributions
   Members  . . . . . . . . . . . . . . .     66,348       223,814         249        22,458
   Employer . . . . . . . . . . . . . . .     29,248       145,245         104        10,811
   Forfeitures utilized . . . . . . . . .     (1,968)       (9,328)        -            (539)


Participant loans
   New loans made . . . . . . . . . . . .    (10,800)      (79,098)        -          (3,400)
   Principal payments received  . . . . .      6,672        39,608         -           4,242


Distributions to
   withdrawing members  . . . . . . . . .    (21,822)     (187,014)        -         (51,127)


Transfers to Mitchell Energy &
   Development Corp. Thrift
   and Savings Plan . . . . . . . . . . .        -             -           -          (8,457)


Interfund transfers . . . . . . . . . . .    (27,580)      (18,908)        -          24,520
                                            --------    ----------        ----      --------
Increase in net assets  . . . . . . . . .    138,564       218,698         373        25,535

Net assets available for plan
   benefits, beginning of year  . . . . .    294,012     1,398,996         -         148,836
                                            --------    ----------        ----      --------

Net assets available for plan
   benefits, end of year  . . . . . . . .   $432,576    $1,617,694        $373      $174,371
                                            ========    ==========        ====      ========







































                                                          Mutual Funds
                                             -------------------------------------
                                                             Merrill
                                               Merrill        Lynch          New
                                                Lynch        Global         York          Loan
                                               Capital      Allocation     Venture        Fund           Total
                                               --------     ----------     -------      --------       ----------
Investment income
   Interest income  . . . . . . . . . . .      $    -         $  -            $-        $  8,547       $  113,269
   Mutual fund distributions  . . . . . .        16,752          120           -             -             25,577
   Cash dividends . . . . . . . . . . . .           -            -             -             -              9,262
                                               --------       ------          ----      --------       ----------
                                                 16,752          120           -           8,547          148,108

Net appreciation of investments . . . . .        17,866           84            16           -            125,169

Contributions
   Members  . . . . . . . . . . . . . . .        47,893          874           236           -            361,872
   Employer . . . . . . . . . . . . . . .        24,373          478            90           -            210,349
   Forfeitures utilized . . . . . . . . .        (1,982)         -             -             -            (13,817)


Participant loans
   New loans made . . . . . . . . . . . .        (6,750)         -             -         100,048              -
   Principal payments received  . . . . .         6,659           75           -         (57,256)             -


Distributions to
   withdrawing members  . . . . . . . . .       (25,955)         -             -         (10,478)        (296,396)


Transfers to Mitchell Energy &
   Development Corp. Thrift
   and Savings Plan . . . . . . . . . . .       (16,563)         -             -             -            (25,020)


Interfund transfers . . . . . . . . . . .        27,385        3,130           -          (8,547)             -
                                               --------       ------          ----      --------       ----------
Increase in net assets  . . . . . . . . .        89,678        4,761           342        32,314          510,265

Net assets available for plan
   benefits, beginning of year  . . . . .       207,702          -             -          90,846        2,140,392
                                               --------       ------          ----      --------       ----------

Net assets available for plan
   benefits, end of year  . . . . . . . .      $297,380       $4,761          $342      $123,160       $2,650,657
                                               ========       ======          ====      ========       ==========

__________________________________
The accompanying notes are an integral part of this statement.

                             MND Hospitality, Inc.
                            Thrift and Savings Plan

                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994



(1)    SUMMARY OF THE PLAN
       GENERAL
       Mitchell Energy & Development Corp. (the Company), a large independent oil and gas company in the United States and a leading real estate developer in the Houston-Galveston area, also engages in certain hospitality industry activities. The Company's hospitality industry employees are employed by a separate subsidiary, MND Hospitality, Inc. The MND Hospitality, Inc. Thrift and Savings Plan (the Plan) was adopted to encourage hospitality industry employees to provide additional security for their retirement. Full-time employees of MND Hospitality, Inc. (the Employer) are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Other employees are eligible to become members after completing one year of participation service as defined in the Plan's provisions. Members should refer to the Plan document for a complete description of the Plan's provisions.

       ADMINISTRATION
       The Plan is administered by an administrative committee which has broad responsibilities regarding the supervision and administration of the Plan. The committee consists of seven persons appointed by the Board of Directors of MEDC who receive no compensation from the Plan for their services. Except for loan processing fees charged to members who have more than one loan outstanding, administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

       TRUSTEE
       Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

       BASIS OF ACCOUNTING
       The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. For financial statement purposes, Plan investments are carried at fair values which are determined based upon published market quotations or contract values supplied by the Trustee or applicable insurance company for all investments other than participant loans.

       CONTRIBUTIONS AND INVESTMENT OPTIONS
       Members may elect, with certain limitations, to reduce their compensation by instructing the Employer to contribute from 1% to 14% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan.

       Members also may make after-tax contributions to the Plan. The total of a member's pretax and after-tax contributions may not exceed 14% of base salary. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan.

       For members who have completed less than five years of vesting service, the Employer contributes an amount equal to 50% of a member's contributions, up to 6% of base salary. For members with five or more years of vesting service, Employer contributions are equal to 100% of a member's contributions, up to 6% of base salary.

       Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The number of participants (some of whom participate in more than one fund) in each investment fund at January 31, 1995 and 1994 and the investment objectives of the various funds are as follows:

                                       1995      1994                  Investment Objectives
                                      -----     -----    --------------------------------------------------
MEDC Common Stock Fund                  123       116    Invest in stock of MEDC.

Fixed Income Fund                       260       248    Income investments, consisting of guaranteed
                                                         investment contracts; U.S. government securities
                                                         and money market securities.
Mutual Funds
  AIM Value Fund                         23         8    Capital appreciation, invests primarily in
                                                         equity securities.

  Franklin Income Fund                    8         -    Income, invests in equity and debt securities and cash
                                                         equivalents.

  Hancock Emerging Growth Fund            6         -    Capital appreciation, invests in equity
  (formerly Transamerica                                 securities of rapidly growing small and
  Special Emerging Growth)                               medium sized companies.

  Merrill Lynch Basic                    87        80    Capital appreciation, invests primarily in
    Value Fund, Inc.                                     equity securities.

  Merrill Lynch                          97        96    Income and capital appreciation, invests in
    Capital Fund, Inc.                                   equity, debt and convertible securities.

  Merrill Lynch Global                   38        13    Income and capital appreciation, invests in
    Allocation Fund, Inc.                                United States and foreign equity, debt and money market
                                                         securities.

  New York Venture Fund, Inc.            17         9    Capital appreciation, invests in equity and convertible
                                                         securities.

  Oppenheimer Main Street                16         -    Income and capital appreciation, invests in
    Income and Growth                                    equity and debt securities.

  Templeton Foreign Fund                 13         -    Capital appreciation, invests in stock and
                                                         debt securities of companies outside the
                                                         United States.


       VESTING
       A member becomes vested in the Employer's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the completion of 365 days of service. Where applicable, vesting service includes applicable periods of service to the Company prior to the establishment of the Plan.

       FORFEITURES
       When a member who has not yet vested terminates employment, the value of his/her share of Employer contributions is forfeited and used to reduce future Employer contributions. If the member is re-employed before completing a break in service, as defined by the Plan, Employer contributions will be reinstated upon the member's reinvestment of applicable amounts in the Plan.

       DISTRIBUTIONS, WITHDRAWALS AND LOANS
       A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Employer contributions.

       Distributions of member account balances invested in MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from the other investment funds are paid in cash. A member may request a cash distribution from the MEDC Common Stock Fund in lieu of stock, subject to procedures established by the administrative committee.

       Section 1.401(k)-1 of the Internal Revenue Code restricts the withdrawals that members may make from their pretax contributions. Such withdrawals are limited to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship.

       The Plan prescribes that members who make specified withdrawals from their accounts will not be permitted to make contributions to the Plan during a six-month suspension period following the withdrawal. No such suspension period is applicable to withdrawals of member contributions or approved, severe-hardship withdrawals. Member account balances pledged to secure loans may not be withdrawn from the Plan.

       Withdrawals may be made on the first day of each month, but only once during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time without penalty.

       Amounts payable to terminated and withdrawing members totaled $37,560 at January 31, 1995. No such amounts were payable at January 31, 1994.

       Members are eligible to borrow up to the lesser of 50% of the vested value of their total Plan investments or $50,000. All loans are evidenced by promissory notes, which are secured by the member's account and bear interest at Chemical Bank's prime rate plus two percent. Participant loans are reported as assets of the Loan Fund and payments received, including interest, are transferred to the investment funds based on members' current contribution elections.

       TERMINATION
       The Employer can terminate the Plan at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members would then be fully vested and would be entitled to receive all amounts then credited to their accounts.


(2)    FEDERAL INCOME TAX STATUS
       The Plan obtained its latest determination letter on October 5, 1992, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the favorable determination letter, and a request for a determination letter covering such amendments was filed on March 31, 1995. However, management and in-house legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and accordingly that the Plan was qualified and the related trust was tax exempt as of January 31, 1995 and 1994.

                                                                      SCHEDULE I
                             MND Hospitality, Inc.
                            Thrift and Savings Plan

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                              AT JANUARY 31, 1995



                                                                                                  Fair
                                                                                 Cost             Value
                                                                              -----------      -----------
Mitchell Energy & Development Corp. (a)
  Class A Common Stock (12,223 shares)  . . . . . . . . . . . . . . . . .      $  223,928       $  200,152
  Class B Common Stock (13,176 shares)  . . . . . . . . . . . . . . . . .         237,315          219,051
                                                                               ----------       ----------
                                                                                  461,243          419,203
                                                                               ----------       ----------

Merrill Lynch Retirement Preservation Trust (a)(b)(c) . . . . . . . . . .       1,899,664        1,899,664
                                                                               ----------       ----------

Mutual Funds
  AIM Value Fund (682 units)  . . . . . . . . . . . . . . . . . . . . . .          14,822           14,415
  Franklin Income Fund (763 units)  . . . . . . . . . . . . . . . . . . .           1,669            1,610
  Hancock Emerging Growth Fund (305 units)  . . . . . . . . . . . . . . .           7,471            7,765
  Merrill Lynch Basic Value Fund, Inc. (10,373 units)   . . . . . . . . .         223,800          235,882
  Merrill Lynch Capital Fund, Inc. (12,731 units)   . . . . . . . . . . .         335,752          334,571
  Merrill Lynch Global Allocation Fund, Inc. (2,042 units)  . . . . . . .          26,694           25,213
  New York Venture Fund, Inc. (361 units)   . . . . . . . . . . . . . . .           4,231            4,166
  Oppenheimer Main Street Income & Growth (602 units)   . . . . . . . . .          13,218           12,780
  Templeton Foreign Fund (1,572 units)  . . . . . . . . . . . . . . . . .          14,950           13,632
                                                                               ----------       ----------
                                                                                  642,607          650,034
                                                                               ----------       ----------

Participant Loans, at interest rates ranging from 8% to 12.5% . . . . . .         207,636          207,636
                                                                               ----------       ----------

Merrill Lynch CMA Money Fund  . . . . . . . . . . . . . . . . . . . . . .          35,949           35,949
                                                                               ----------       ----------

                                                                               $3,247,099       $3,212,486
                                                                               ==========       ==========



_______________________________
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately
    6.68% for the year ended January 31, 1995.

                                                                     SCHEDULE II
                             MND Hospitality, Inc.
                            Thrift and Savings Plan

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1995



                                               Purchases (a)                         Sales (a)
                                         --------------------------  ------------------------------------------------
                                              Number      Total         Number     Total       Total Cost
                                            of Trans-    Purchase     of Trans-   Selling       of Assets      Net
                                            actions       Price        actions      Price       Sold (b)       Gain
                                           ----------  ------------  ----------   ---------   ------------    -------
Merrill Lynch Retirement
  Preservation Trust  . . . . . . . . . .        167       $967,970         89      $327,535      $327,535     $  -
Merrill Lynch Capital Fund, Inc . . . . .        112        160,565         49        97,008        94,353      2,655
Merrill Lynch CMA Money Fund  . . . . . .        101        998,793        136       977,323       977,323        -



__________________________________
(a) Prices for purchases and sales were equal to current market values on the dates of the transactions and were net of expenses incurred in connection with the transactions.
(b) Weighted average historical cost is used to determine the cost of assets sold.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated May 19, 1995, on the financial statements of the MND Hospitality, Inc. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 1 (which relates to such Plan's Form 11-K for the year ended January 31, 1995) into the previously filed Form S-8 Registration Statement Number 33-2716.





                                                           ARTHUR ANDERSEN LLP

Houston, Texas
June 14, 1995